Exhibit 32.2
18 U.S.C. 1350 Certification of Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of McDonald’s Corporation (the “Company”), does hereby certify, to such officer’s knowledge, that the Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: May 8, 2024

/s/ Ian F. Borden
Ian F. Borden
Executive Vice President and Global Chief Financial Officer